UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

SERVICES ACQUISITION CORP. INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Olas Boulevard, Suite 1140

Fort Lauderdale, Florida 33301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 713-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS

On March 10, 2006, Services Acquisition Corp. International (“SVI”) issued a press release with respect to the execution of an Agreement and Plan of Merger (“Merger Agreement”) with JJC Acquisition Company, a wholly-owned subsidiary of SVI and a California corporation, and Jamba Juice Company, a California corporation (“Jamba Juice”) in connection with SVI’s acquisition of Jamba Juice. In connection with the acquisition of Jamba Juice, SVI also entered into a Securities Purchase Agreement (“Purchase Agreement”) and a Registration Rights Agreement (“Registration Agreement”) with certain investors for a private placement financing in order to raise the proceeds necessary to provide a portion of the funds necessary to acquire Jamba Juice.

The press release announcing the execution of these documents is attached hereto as Exhibit 99.1 and the Current Report on Form 8-K, providing the required disclosures under Item 1.01, which is required to be filed in connection with the execution of the Merger Agreement, the Purchase Agreement and the Registration Agreement will be filed on or prior to the prescribed due date of Thursday, March 13, 2006.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibit.

99.1                           Press Release dated March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICES ACQUISITION CORP.
INTERNATIONAL
Dated: March 13, 2006

/s/ Steven R. Berrard
Steven R. Berrard
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 13, 2006.